Tidal Trust I 485BPOS

Exhibit 99(p)(xviii)

Tactical Rotation Management, LLC

118-35 Queens Blvd, Suite 400
Forest Hills, NY 11375

CODE OF ETHICS

Revised June 15, 2025

This Code of Ethics (hereinafter, “Code”) is the exclusive property of Tactical Rotation Management, LLC (hereafter “TRM” or the “Firm”) and must be returned upon termination of employment with TRM for any reason. The contents of this Code are confidential and should not be provided to anyone outside of TRM without the prior written permission of the Chief Compliance Officer, Libby E. Liebig.

CHAPTER I – General Provisions

Professional Responsibilities

Tactical Rotation Management, LLC (“TRM”) is registered as an investment adviser with the U.S. Securities and Exchange Commission (“SEC”) and is subject to the rules and regulations of the Investment Advisers Act of 1940 (the “Advisers Act”).

TRM is dedicated to providing effective and proper professional investment management services to its advisory clients, which are currently funds operating under the Investment Company Act of 1940 (the “Investment Company Act”). TRM’s reputation is a reflection of the quality of our employees and their dedication to excellence in serving our clients. To ensure these qualities and dedication to excellence, our employees must possess the requisite qualifications of experience, education, intelligence, and judgment necessary to effectively serve as investment management professionals. In addition, every employee is expected to demonstrate the highest standards of moral and ethical conduct for continued employment with TRM.

Portfolio management professionals, including registered investment advisers and their representatives, have a fiduciary responsibility to their clients. In the context of securities investments, fiduciary responsibility should be thought of as the duty to place the interests of the client before that of the person providing investment advice. Failure to do so may render the adviser in violation of the anti-fraud provisions of the Advisers Act.

Fiduciary responsibility also includes the duty to disclose material facts that might influence an investor’s decision to purchase or refrain from purchasing a security recommended by the adviser or from engaging the adviser to manage the client’s investments. The SEC has made it clear that the duty of an investment adviser not to engage in fraudulent conduct includes an obligation to disclose material facts to clients whenever the failure to disclose such facts might cause financial harm. An adviser’s duty to disclose material facts is particularly important whenever the advice given to clients involves a conflict or potential conflict of interest between the employees of the adviser and its clients.

As a fiduciary, TRM owes an undivided duty of loyalty to its clients, and thus demands the highest standards of ethical conduct and care by all TRM Supervised Persons (as defined in Section 2 below). It is TRM’s policy that all TRM Supervised Persons conduct themselves so as to avoid not only actual conflicts of interest with TRM’s clients, but also that they refrain from conduct which could give rise to the appearance of a conflict of interest that may compromise the trust our clients have placed in us.

Under Rule 204A-1 of the Advisers Act, TRM is required to establish, maintain and enforce written procedures reasonably necessary to prevent its employees or other access persons from violating provisions of the Act with respect to personal securities trading and fiduciary obligations. In meeting such responsibilities to our clients, TRM has adopted this Code of Ethics (“Code”) regarding the standard of business conduct that is required of all TRM Supervised Persons in order to set forth applicable policies, guidelines and procedures that promote ethical practices and conduct by all of the Firm’s Supervised Persons.

The Code is also intended to lessen the chance of any misunderstanding between TRM and its Supervised Persons regarding such activities.

As TRM’s only clients are a Mutual Fund and ETFs, when “clients” are referenced in this Code, it is intended to mean the Mutual Fund and ETFs that are currently sub-advised by TRM and any other mutual funds or ETFs that TRM may sub-advise in the future.

In those situations where employees or other Supervised Persons may be uncertain as to the intent or purpose of the Code, they are advised to consult with the Chief Compliance Officer (“CCO”). The CCO may, under circumstances that are considered appropriate, grant exceptions to the provisions contained in the Code only when it is clear that the interests of TRM’s clients will not be adversely affected. All questions arising in connection with personal securities trading should be resolved in favor of the interest of the clients even at the expense of the interest of our employees. The senior management of TRM will satisfy themselves as to the adherence to this policy through periodic review and reports by the CCO.

Failure to Comply

Strict compliance with the provisions of the Code shall be considered a basic condition of employment with TRM. It is important that employees understand the reasons for compliance with the Code.

Employees and other Access Persons are urged to seek the advice of the CCO for any questions as to the application of the Code to their individual circumstances. Employees and other Access Persons should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action and/or termination of employment with TRM.

CHAPTER II - Covered Persons

Supervised Persons

•	Directors and officers of TRM (or other persons occupying a similar status or performing similar functions);
•	employees of the adviser;
•	any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control;
•	temporary workers;
•	consultants;
•	independent contractors; and
•	Access Persons.

Access Persons

TRM has made the determination that all of its Supervised Persons are deemed to be Access Persons.

Family Members

For purposes of personal securities reporting requirements, a Supervised Person is required to report trades of the Supervised Person’s immediate family (including any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest (such as a trust).

CHAPTER III - Business Conduct Standards

Compliance with Laws and Regulations

All Supervised Persons must comply with all applicable state and federal securities laws including, but not limited to, the Investment Company Act, the Advisers Act, Regulation S-P and the Patriot Act as it pertains to Anti-Money Laundering.

Supervised Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

•	to defraud such client in any manner;
•	to mislead such client, including by making a statement that omits material facts;
•	to engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;
•	to engage in any manipulative practice with respect to such client; or
•	to engage in any manipulative practice with respect to securities, including price manipulation.

Conflicts of Interest

TRM, as a fiduciary, has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client.

Conflicts among Client Interests. Conflicts of interest may arise where the Firm or its Supervised Persons have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts, accounts in which employees have made material personal investments, accounts of close friends or relatives of Supervised Persons). TRM specifically prohibits inappropriate favoritism of one client over another client that would constitute a breach of fiduciary duty.

Competing with Client Trades. TRM prohibits Access Persons from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions. In order to avoid any potential conflict of interest between TRM and its clients, securities transactions for the accounts of Access Persons in the same security as that purchased/sold for client accounts should be entered only after completion of all reasonably anticipated trading in that security for those accounts on any given day.

If after completion of all anticipated trading for client accounts, a trade is executed for an Access Person’s personal account on that same day at a price better than that received by the client; the Access Person must notify the CCO who will prepare a memorandum detailing the circumstances of the transaction. If after reviewing the transaction, the CCO determines that a potential conflict of interest exists, they shall have the authority to make any necessary adjustments, including canceling and re-billing the transaction to such other account(s) as appropriate. Such memoranda and any corrective action taken will be recorded and maintained in TRM’s compliance files.

No Transactions with Clients. TRM specifically prohibits Supervised Persons from knowingly selling to or purchasing from a client any security or other property, except securities issued by the client.

Personal Securities Transactions. Personal securities transactions by Access Persons are subject to the following trading restrictions:

Pre-Clearance. Access Persons must pre-clear all personal securities transactions in Reportable Securities (as defined in Chapter V below) with the CCO. Trading of underlying securities in the Fund or ETFs must also be pre-cleared with the CCO and are not allowed to be traded in Access Persons’ personal accounts on the day the Fund or ETFs are trading in the same securities. Access Persons may gain pre-clearance by sending an email to the CCO requesting pre-clearance and providing the Security Symbol, Name, Account(s), Direction of trade (Buy/Sell), & Number of Shares. Access Persons may not execute any transaction until approval has been received by the CCO. The CEO will pre-clear any personal securities transactions for the CCO using the above procedure.

Initial Public Offerings (IPO). Access Persons are prohibited from acquiring any securities in an initial public offering without first obtaining written pre-clearance from the CCO. The prior approval must take into account, among other factors, whether the investment opportunity should be reserved for clients, and whether the opportunity is being offered to an individual by virtue of their position with TRM.

Upon receiving a request for pre-clearance, the CCO will review the intended transaction for consideration. The final decision will then be sent in writing to the Access Person requesting the permission for the IPO. Only upon receipt of the written approval from the CCO can the Access Person then engage in the purchase of the requested IPO. The Access Person making the request and the CCO must maintain final written approval or denial for their files.

Limited or Private Offerings. Access Persons are prohibited from acquiring any securities in a limited offering (i.e. private placement) without first obtaining written pre-clearance from the CCO. The prior approval must take into account, among other factors, whether the investment opportunity should be reserved for clients, and whether the opportunity is being offered to an individual by virtue of their position with TRM.

Upon receiving a request, the CCO will review the intended transaction for consideration. The final decision will then be sent in writing to the Access Person requesting the permission for the limited offering. Only upon receipt of the written approval from the CCO can the Access Person then engage in the purchase of the requested limited offering. The Access Person making the request and the CCO must maintain final written approval or denial for their files.

Outside Business Activities

A Supervised Person who seeks or is offered a position as an officer, trustee, director, or is contemplating employment in any other capacity in an outside enterprise must submit an Outside Business Activities Disclosure Form (Exhibit A) with TRM’s CCO for approval prior to accepting such a position. Information submitted to the CCO will be considered as confidential and will not be discussed with the Supervised Person’s prospective employer without the Supervised Person’s permission.

TRM does not wish to limit any Supervised Person’s professional or financial opportunities, but needs to be aware of such outside interests so as to avoid potential conflicts of interest and ensure that there is no interruption in services to our clients. Understandably, TRM must also be concerned as to whether there may be any potential financial liability or adverse publicity that may arise from an undisclosed business interest by a Supervised Person.

Gifts & Entertainment

Accepting Gifts. On occasion, because of their position with the company, Supervised Persons of TRM may be offered or may receive without notice, gifts from clients, brokers, vendors or other persons. Acceptance of extraordinary or extravagant gifts is prohibited. Any such gifts must be declined and returned in order to protect the reputation and integrity of TRM. Gifts of nominal value (i.e., a gift whose reasonable value, alone or in the aggregate, is not more than $250 in any twelve month period), customary business meals, entertainment (e.g. sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted. All gifts received by a Supervised Person of TRM that might violate the Code must be promptly reported to the CCO.

Solicitation of Gifts. TRM’s Supervised Persons are prohibited from soliciting gifts of any size under any circumstances.

Giving Gifts. TRM’s Supervised Persons may not give any gift with a value in excess of $250 per year to an advisory client or persons who do business with, regulate, advise or render professional service to TRM.

Entertainment. Entertainment that is reasonable and appropriate for the circumstances is an accepted practice to the extent that it is both necessary and incidental to the performance of business. The limit per instance shall be a $250 reporting threshold.

Please see TRM’s Compliance Policies and Procedures Manual for further discussion and requirements of Gifts & Entertainment.

Reporting of Violations

All Supervised Persons of TRM must promptly (upon discovery of violation) report violations of the code to the CCO as the situation dictates. If the CCO is unavailable, the violation must then be reported to any executive officer of the firm.

CHAPTER IV - Insider Trading

In 1989, Congress enacted the Insider Trading and Securities Enforcement Act to address the potential misuse of material non-public information. Courts and the Securities and Exchange Commission currently define inside information as information that has not been disseminated to the public through the customary news media; is known by the recipient to be non-public; and has been improperly obtained. In addition, the information must be material, e.g. it must be of sufficient importance that a reasonably prudent person might base their decision to invest or not invest on such information.

The definition and application of inside information is continually being revised and updated by the regulatory authorities. If a TRM Supervised Person believes they are in possession of inside information, it is critical that they not act on the information or disclose it to anyone, but instead advise the CCO or a principal of TRM accordingly. Acting on such information may subject the Supervised Person to severe federal criminal penalties and the forfeiture of any profit realized from any transaction.

Although this section is included under the provisions of the Code, it is, in fact, a separate set of procedures required under Section 204A of the Advisers Act and is included as Exhibit B. All TRM Supervised Persons are required to read and acknowledge having read such procedures annually.

CHAPTER V - Reporting Requirements

Scope

The provisions of the Code apply to every security transaction, in which an Access Person of TRM has, or by reason of such transaction acquires, any direct or indirect beneficial interest, in any account over which they have any direct or indirect control.

Generally, an Access Person is regarded as having a beneficial interest in those securities held in their name, the name of their spouse, and the names of their minor children who reside with them. An Access Person may be regarded as having a beneficial interest in the securities held in the name of another person (individual, partnership, corporation, trust, custodian, or another entity) if by reason of any contract, understanding, or relationship they obtain or may obtain benefits substantially equivalent to those of ownership. An Access Person does not derive a beneficial interest by virtue of serving as a trustee or executor unless the person, or a member of their immediate family, has a vested interest in the income or corpus of the trust or estate.

If an Access Person believes that they should be exempt from the reporting requirements with respect to any account in which they have direct or indirect beneficial ownership, but over which they have no direct or indirect control in the management process, they should so advise the CCO in writing, giving the name of the account, the person(s) or firm(s) responsible for its management, and the reason for believing that they should be exempt from reporting requirements under the Code.

Reportable Securities

Section 202(a)(18) of the Advisers Act defines the term “Security” as follows:

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call straddle, option or privilege entered into on a national securities exchange relating to a foreign currency, or in general, any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

For purposes of the Code, the term “Reportable Securities” means all such securities described above EXCEPT:

•	direct obligations of the United States;
•	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	shares issued by money market funds;

•	shares issued by open-end funds other than Reportable Funds (Note: The term “Reportable Funds” means any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you.); and
•	shares issued by unit investment trusts that are invested exclusively in one or more open- end funds, none of which are reportable funds.

For purpose of clarification, ETFs are considered Reportable Securities, as are closed-end mutual funds and offshore funds and any mutual fund that the Firm is an adviser or sub- adviser to.

If there is any question by an Access Person as to whether a security is reportable under the Code, they should consult with the CCO for clarification on the issue before entering any trade for their personal account.

Reporting Exceptions

Under Rule 204A-1, Access Persons are not required to submit:

•	any report with respect to securities held in accounts over which the Access Person has no direct or indirect influence or control;
•	a transaction report with respect to transactions effected pursuant to an automatic investment plan (Note: This exception includes dividend reinvestment plans.); and
•	A Quarterly Transaction Report if the report would duplicate information contained in broker trade confirmations or account statements that TRM holds in its records so long as TRM receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

Initial/Annual Holdings Report Initially

No later than 10 calendar days after becoming an Access Person, each employee must submit to the CCO an Initial Account & Securities Holdings Disclosure (Exhibit C).

The Account Disclosure must include:

•	name of financial institution,
•	account title,
•	account number,
•	whether or not you have beneficial ownership or, if non-reportable securities, and
•	whether or not you have influence or control.

The Securities Holdings Disclosure information provided in conjunction with this certification must be current as of 45 days before the employee became an Access Person and must include:

•	the title and type of security,
•	the exchange ticker symbol or CUSIP number,
•	number of shares,

•	the principal amount of each reportable security,
•	name of any broker, dealer, or bank where securities are held, and
•	the date the access person submits the report.

An access person can satisfy the initial or annual holdings report requirement by providing the CCO with Brokerage Statements listing all their securities holdings, if the statement provides all information required by the rule and the code of ethics.

Annually

Every Access Person must submit an Annual Account & Securities Holdings Disclosure to the CCO by the last business day of January of each year (Exhibit D). The annual holdings requirement will be satisfied through receipt by the CCO of year-end brokerage statements. The CCO will review each statement for any evidence of improper holdings, trading activities, or conflicts of interest by the Access Person.

Quarterly Transaction Reports

Every Access Person must provide the CCO with copies of statements for all brokerage accounts. Following receipt of the quarterly statements and Quarterly Transaction Reports (Exhibit E), the CCO will review each statement for any evidence of improper trading activities or conflicts of interest by the Access Person. After careful review of each report, the CCO will sign and date the report attesting that they conducted such review. Quarterly Transaction Reports are to be maintained by the CCO in accordance with the records retention provisions of Rule 204-2(a) of the Advisers Act.

The Quarterly Transaction Reports must include (this is explicitly required by the Advisers Act):

•	the date of the transaction,
•	the title,
•	the exchange ticker symbol or CUSIP number,
•	interest rate and maturity date,
•	number of shares,
•	principal amount of each reportable security involved,
•	the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition),
•	the price of the security at which the transaction was effected,
•	the name of the broker, dealer, or bank with or through which the transaction was effected, and
•	the date the access person submits the report.

Brokerage Statements may be submitted to the CCO in lieu of Quarterly Transaction Reports as long as they meet the above-mentioned requirements.

All reports may be submitted electronically to the CCO.

CHAPTER VI - Disclosure & Acknowledgement

A general description or summary of the Code will be provided to any person or institution that requests it. With the description, a statement will be made that TRM will provide a full and complete copy of the Code to any client or prospective client upon request.

TRM Supervised Persons must acknowledge, initially (Exhibit F), annually (Exhibit G), and any time there is a material change (Exhibit H), that they have received, read and understand the Code and agree to comply with the provisions therein. In addition, Supervised Persons must agree to acknowledge any subsequent amendments to the Code (within specified time frame set forth in any future communications notifying of an amendment) by any means deemed by TRM to satisfactorily fulfill the Supervised Person’s obligation to read, understand, and agree to any such amendment.

EXHIBIT A – Outside Business Activities Disclosure

OUTSIDE BUSINESS ACTIVITIES DISCLOSURE FORM

Check One:                   New Disclosure                   Updated Disclosure                   Remove Disclosure

Supervised Persons who engage in any outside business activity, with or without compensation, must complete and submit this form to the CCO for review and approval. Please refer to the Code of Ethics for complete information. We are requesting this information in order to address any potential conflicts of interest that may exist.

An outside business activity includes any business activity that is outside the scope of the Firm’s business. Such business activity includes acting as a proprietor, partner, officer, director, trustee, consultant, or having any financial interest in another business or organization. An outside business activity also includes non-compensated positions for which you have a fiduciary duty (i.e., president, treasurer, trustee, power of attorney, charitable or other office positions for a nonprofit board). While an outside business activity does not include passive investments, exception might apply by virtue of their nature, position, percentage of ownership or control or obligations with respect to that activity.

Failure to promptly disclose an outside business activity could result in disciplinary actions including termination. You must utilize this Outside Business Activity Disclosure Form to disclose any activity to the Firm. Your disclosure must be both accurate and complete to be considered for review.

In the event that you have any change in your outside business activity profile, you must update this form promptly and forward it to the CCO for review and final approval.

I understand it is my obligation to promptly update any changes in my outside business activities.

☐	I DO NOT engage in any outside business activities. (If selected, skip to signature block)

☐	I DO engage in outside business activities. (If selected, complete the following chart)

Details on Outside Business Activities:

Name of Firm	Start Date	Type of Work	Compensated?

By signing below, I certify that I have disclosed any outside business activity that I am involved in.

Supervised Person Name (print)	Date

Supervised Person Signature

Tactical Rotation Management, LLC

BY:

Signature	Title	Date

EXHIBIT B – Insider Trading Policy

Tactical Rotation Management, LLC Insider Trading Policy

The purpose of the policies and procedures in this Section (the “Insider Trading Policies”) is to detect and prevent “insider trading” by any person associated with TRM. The term “insider trading” is not defined in the securities laws, but generally refers to the use of material, non-public information to trade in securities or the communication of material, non-public information to others.

General Policy

(a)	Prohibited Activities

All TRM Personnel are prohibited from engaging in the following activities:

(i)	trading or recommending trading in securities for any account (personal or client) while in possession of material, non-public information about the issuer of the securities; or
(ii)	communicating material, non-public information about the issuer of any securities to any other person.

The activities described above are not only violations of these Insider Trading Policies, but also may be violations of applicable law.

(b)	Reporting of Material, Non-Public Information

All TRM Personnel who possess or believe that she/he may possess material, non-public information about any issuer of securities must report the matter immediately to the CCO. The CCO will review the matter and provide further instructions regarding appropriate handling of the information to the reporting individual.

Insiders

The concept of “insider” is quite broad, and includes all employees of a company. In addition, any person may be a temporary insider if she/he enters into a special, confidential relationship with a company in the conduct of that company’s affairs and, as a result, has access to information solely for the company’s purposes. Any person associated with TRM may become a temporary insider for a company it advises or for which it performs other services. Temporary insiders may also include the following: a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.

What Information is Material?

Information is considered “material” if there is a substantial likelihood that a reasonable investor would consider the information important in deciding to buy or sell a security. For example, information that, when disclosed, is likely to have a direct effect on a security’s price should be treated as material. Examples of material information include the following: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

What is Non-Public Information?

Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

Protection of Non-Public Information

TRM’s advisory business necessarily involves many confidential matters. Thus, to conduct its business successfully, it is essential that TRM maintain the confidences of those parties with which it conducts its business, and any other parties with which TRM is contemplating a business relationship.

Material, non-public information obtained by any supervised person from any source must be kept strictly confidential. Supervised persons should not act upon or disclose to any person material, non-public information (sometimes referred to as “inside information”) except as may be appropriate for legitimate business purposes.

Inside information may include knowledge of pending orders or research recommendations, corporate finance activity, mergers or acquisitions, and other such non-public information. Financial information relating to the clients, their securities holdings, capital account balances, etc., are also confidential and must not be discussed with any persons not affiliated with TRM whose responsibilities do not require knowledge of those facts and data.

No supervised person of TRM may trade, either personally or on behalf of another, on material, non-public information or communicate material, non-public information to another in circumstances that could involve a violation of U.S. law. The policies in this section apply to every supervised person and extend to the supervised person’s activities both within and outside the supervised person’s duties at TRM.

Using material, non-public information to execute personal trades in securities or providing a family member, friend or any other person with a “tip” is illegal and is prohibited. All such non- public information should be considered inside information and should never be used for personal gain. The penalties for insider trading can be considerable, including loss of profits, money damages, criminal sanctions including incarceration, loss of employment and permanent bar from the securities industry.

A supervised person is also prohibited from disclosing material, non-public information to individuals except to those individuals within TRM on a “need-to-know basis.” Generally, a disclosure by a supervised person of such information to the following persons within TRM is permissible: (i) persons who are Access Persons; or (ii) persons who would find such information to be useful in connection with the performance of their duties for TRM in a thorough and professional manner (including any persons providing assistance to or supervision over such persons).

Virtually anyone can become subject to the insider trading prohibition merely by obtaining material, non-public information by lawful or unlawful means and improperly using it. This is known as misappropriation. If a person is aware of a material, non-public information as part of such person’s legitimate business dealings on behalf of TRM and such person trades in securities that are subject to inside information, or if such person transmits that information to another person for purposes of trading in securities (so called “tipping”), such person could be guilty of insider trading. In addition, a person who has obtained inside information (a so called “tippee”) from a person who has breached a duty or who has misappropriated information may also be held liable for insider trading.

A supervised person should immediately notify the CCO upon receipt of information that suggests someone may be trading on the basis of material, non-public information.

Penalties for Insider Trading

U.S. penalties for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and for their employers. A person can be subject to some or all of the penalties below even if such person does not personally benefit from the violation. Penalties include civil injunctions; treble damages; disgorgement of profits; jail sentences; fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited therefrom; and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this section can be expected to result in the imposition of serious sanctions by TRM, including dismissal of the persons involved.

Handling of Inside Information

If the CCO determines that information available to TRM requires restrictions on its use and dissemination, the following procedures will apply:

•	The CCO will immediately place a “restriction” on the affected securities. This would bar any purchases or sales of such securities (1) by the portfolio(s) managed by the individual(s) that obtained the inside information and (2) by any supervised person in that group for the personal account of such supervised person.
•	In addition, the CCO will either (1) place a “Firm-Wide Restriction” on the affected securities, which would bar any purchases or sales of the securities by any group or person within TRM, or (2) elect to maintain an Information Wall between groups, which would bar the dissemination of the information outside the group that possesses it. Where senior executive officers, or other persons who do not readily fit within a group, receive inside information, the CCO (subject to an analysis of the specific facts) will decide upon the appropriate restriction.

Inadvertent Communications

If inside information is communicated to another group (inadvertently or otherwise) in violation of this Compliance Manual, the foregoing procedures will apply to such other group in the same manner as they are applied to the group that originally received the information.

Lifting Restrictions

Once inside information becomes public, or is judged to be no longer material, the CCO may lift the trading and information restrictions.

Supervisory Procedures

Supervisory procedures can be divided into two classifications – prevention of insider trading and detection of insider trading.

Prevention of Insider Trading

To prevent insider trading, the CCO should:

•	Provide, on a regular basis, information to familiarize supervised persons of TRM with its policy and procedures;
•	Answer questions regarding TRM’s policy and procedures;
•	Resolve issues of whether information received by a supervised person of TRM is material and non-public;

•	Review on a regular basis and update as necessary TRM’s policy and procedures; and
•	When it has been determined that a supervised person of TRM has material, non- public information:
o	Implement measures to prevent dissemination of such information, and
o	If necessary, restrict trading in the securities.

Detection of Insider Trading

To detect insider trading, the CCO should:

•	Review the trading activity reports filed by supervised persons;
•	Review communications (i.e. email) for the transmission of inside information; and,
•	Review, to the extent practicable or applicable, trading activity in Firm portfolio accounts.

Special Reports to Management

Promptly, upon learning of a suspected violation of any of TRM’s policies and procedures against insider trading, the CCO should prepare a written report to the CEO providing full details and recommendations for further action.

Misleading Rumors

Supervised persons are prohibited from circulating false or misleading rumors of a sensational character that might reasonably be expected to affect market conditions. A “rumor” is a false or misleading statement or a statement without a reasonable basis. (A statement is considered to be a “rumor” if it is clearly an expression of an individual’s or firm’s opinion, such as an analyst’s view of the prospects of a company.)

A supervised person must use good judgment in disseminating information of uncertain value. The policy does not prohibit the discussion of a rumor that is published by widely circulated public media if its source and unsubstantiated nature are disclosed. Nor does this section prohibit the discussion of rumors among market participants when necessary to explain market or trading conditions.

TRM and its supervised persons may not profit by spreading uncertain rumors and must also avoid actions that appear to create profits by rumor spreading.

Any supervised person who has questions about whether a communication is proper should check with the CCO before sending it.

EXHIBIT C – Initial Securities Holdings & Account Certification

Tactical Rotation Management, LLC

Initial Securities Holdings & Account Certification

I hereby certify that attached are account statements that report accounts and securities holdings of all brokerage accounts and securities in which I have a direct or indirect beneficial interest as of                      , 20   .

Supervised Persons Name (print):

Date of Report:

Check one of the following as applicable:

☐	I DO NOT have any personal accounts to disclose. (If selected, skip to signature block)

☐	I have personal accounts to disclose and statements for those accounts are attached for the most recent month end.

Supervised Person Name (print)	Date

Supervised Person Signature

Tactical Rotation Management, LLC

BY:

Signature	Title	Date

EXHIBIT D – Annual Account & Securities Holdings

Tactical Rotation Management, LLC

Annual Securities Holdings & Account Certification

I hereby certify that attached are annual account statements that report accounts and securities holdings of all brokerage accounts and securities in which I have a direct or indirect beneficial interest as of December 31, 20   .

Supervised Persons Name (print):

Date of Report:

Check one of the following as applicable:

☐	I DO NOT have any personal accounts to disclose. (If selected, skip to signature block)

☐	I have personal accounts to report and statements for those accounts are attached for the most recent month end.

Supervised Person Name (print)	Date

Supervised Person Signature

Tactical Rotation Management, LLC

BY:

Signature	Title	Date

EXHIBIT E – Quarterly Transaction Report

The Code requires that each Access Person report, within 30 days of the end of each calendar quarter, any personal securities transactions in any account of the Access Person, or any account in which the Access Person or any immediate family or household member, has a direct or indirect pecuniary interest.

Quarter ending:

Check one of the following as applicable:

☐	I do not have reportable personal securities transactions from the most recent quarter. (If selected, skip to signature block)

☐	I have reportable personal securities transactions for the most recent quarter and statements for all accounts in which I have a beneficial interest are attached for the most recent month end.

This report is to be signed, dated, and returned to the CCO (or designated person), within 30 days of quarter end.

Supervised Person Name (print)	Date

Supervised Person Signature

Tactical Rotation Management, LLC

BY:

Signature	Title	Date

EXHIBIT F – Initial Acknowledgement of Receipt of Code

The undersigned hereby certifies the following:

The undersigned has received, read and understands the policies and procedures set forth in Tactical Rotation Management, LLC’s Code of Ethics and will comply with the provisions of the Code of Ethics, including, without limitation, the Personal Trading Policies and applicable laws referenced therein.

Supervised Person Name (print)	Date

Supervised Person Signature

Tactical Rotation Management, LLC

BY:

Signature	Title	Date

EXHIBIT G – Annual Acknowledgement of Receipt of Code

The undersigned hereby certifies the following:

The undersigned has received, read and understands the policies and procedures set forth in Tactical Rotation Management, LLC’s Code of Ethics. To the undersigned’s knowledge, the undersigned has not violated or materially failed to comply with the provisions of the Code of Ethics, including, without limitation, the Personal Trading Policies and applicable laws referenced therein during the period January 1, 20    to December 31, 20   .

Supervised Person Name (print)	Date

Supervised Person Signature

Tactical Rotation Management, LLC

BY:

Signature	Title	Date

EXHIBIT H –Acknowledgement of Receipt of Updated Code

The undersigned hereby certifies the following:

The undersigned has received, read, understands and will comply with the policies and procedures set forth in Tactical Rotation Management, LLC’s update Code of Ethics dated                      , 20   .

Supervised Person Name (print)	Date

Supervised Person Signature

Tactical Rotation Management, LLC

BY:

Signature	Title	Date